UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 6, 2021

PREMIER FINANCIAL BANCORP INC
(Exact name of registrant as specified in its charter)

Commission file number 000-20908

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 FIFTH AVENUE HUNTINGTON, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	PFBI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

   On March 26, 2021, Peoples Bancorp Inc., an Ohio corporation (“Peoples”), and Premier Financial Bancorp, Inc., a Kentucky corporation, (“Premier Financial”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for a business combination whereby Premier Financial will merge with and into Peoples (the “Merger”), with Peoples as the surviving corporation in the Merger. Either immediately after the effective time of the Merger, or such later time as Peoples determines, Premier Financial’s wholly-owned subsidiary banks, Citizens Deposit Bank and Trust, Inc., a Kentucky banking corporation (“Citizens Bank”), and Premier Bank, Inc., a West Virginia corporation (“Premier Bank”) will merge with and into Peoples Bank, an Ohio chartered commercial bank and wholly-owned subsidiary of Peoples (“Peoples Bank”), with Peoples Bank as the surviving bank in the mergers. The Boards of Directors of Peoples and Premier Financial have approved the Merger and the Merger Agreement.  People’s shareholders approved the Merger at a special meeting of shareholders on July 22, 2021, and Premier Financial’s shareholders approved the Merger at a special meeting of shareholders on July 1, 2021.

   The Merger Agreement provides for Premier Financial, in consultation with Peoples, to negotiate and enter into a retention bonus agreement with Robert W. Walker, Premier Financial’s President and Chief Executive Officer (the “Walker Retention Bonus Agreement”).  The Walker Retention Bonus Agreement was entered into on August 6, 2021, and provides that if Mr. Walker continues to work and remain employed by Premier Financial through the close of business of the later of (i) the effective date of the Merger or the conversion (the “Conversion”) of Premier Financial’s data systems to Peoples’ data systems (the “Retention Effective Date”), Premier Financial will pay Mr. Walker a retention bonus of 2.99 times Mr. Walker’s base salary at the time of closing of the Merger payable in three equal installments on or about (i) March 26, 2022, (ii) March 26, 2023, and (iii) March 26, 2024.  Mr. Walker would terminate any right or claim to payments under the Walker Retention Bonus if prior to the Retention Effective Date, he resigns, is discharged for certain enumerated reasons, or the Merger Agreement is terminated prior to the effective date of the Merger.  Under the Walker Retention Bonus Agreement, Mr. Walker is subject to certain non-solicitation provisions regarding customers and employees and may not work for a competitor located within 20 miles of any branch of Premier Bank, Citizens Bank or Peoples Bank in any capacity.

Item 9.01.  Financial Statements and Exhibits

Exhibit 10.1 - Retention Bonus Agreement dated August 6, 2021, by and between Premier Financial Bancorp, Inc. and Robert W. Walker.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
(Registrant)

/s/ Brien M. Chase
Date: August 10, 2021                                                 Brien M. Chase, Senior Vice President
                                                                                         and Chief Financial Officer